RYDEX ETF TRUST
                         9601 BLACKWELL ROAD, SUITE 500
                               ROCKVILLE, MD 20850

March 1, 2006

State Street Bank and Trust Company
150 Newport Avenue, 4th floor
Quincy, Massachusetts 02171
Attention: Michael E. Prendergast, Vice President

Ladies and Gentlemen:

      Reference is made to the Custodian Agreement between Rydex ETF Trust (the "Fund") and State Street Bank and Trust Company ("State Street") dated as of May 3, 2005, including Appendix A thereto (as amended, the "Agreement").

      Pursuant to Section 18.6 of the Agreement, this letter is to provide written notice to State Street of the Fund's desire to include the following series ("Additional Series") as additional Portfolios under the Agreement:

                  Rydex S&P 500 Pure Value ETF
                  Rydex S&P 500 Pure Growth ETF
                  Rydex S&P MidCap 400 Pure Value ETF
                  Rydex S&P MidCap 400 Pure Growth ETF
                  Rydex S&P SmallCap 600 Pure Value ETF
                  Rydex S&P SmallCap 600 Pure Growth ETF

      In accordance with the such section, we request that State Street confirm that it will render services as custodian with respect to the Additional Series and that Appendix A to the Agreement be amended in its entirety and replaced with a new Appendix A annexed hereto.

                            [Signature page follows.]

Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Fund and retaining one copy for your records.

                                 Very truly yours,

                                 RYDEX ETF TRUST


                                 By:       /s/ Nick Bonos
                                           -------------------------------------
                                 Name:     Nick Bonos
                                 Title:    Vice President and Treasurer

                                 Accepted:

                                 STATE STREET BANK AND TRUST COMPANY


                                 By:       /s/ Joseph L. Hooley
                                           -------------------------------------
                                 Name:     Joseph L. Hooley
                                 Title:    Executive Vice President

                                   APPENDIX A
                    To Custodian Agreement dated May 3, 2005

                          Effective as of March 1, 2006

          RYDEX RUSSELL TOP 50 ETF
          RYDEX S&P EQUAL WEIGHT ETF
          RYDEX S&P 500 PURE VALUE ETF
          RYDEX S&P 500 PURE GROWTH ETF
          RYDEX S&P MIDCAP 400 PURE VALUE ETF
          RYDEX S&P MIDCAP 400 PURE GROWTH ETF
          RYDEX S&P SMALLCAP 600 PURE VALUE ETF
          RYDEX S&P SMALLCAP 600 PURE GROWTH ETF